UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

On December 11, 2007, Linda L. Heil, a member of the board of directors of Willdan Group, Inc. (“Willdan”), entered into a written sales plan pursuant to guidance specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended.  The plan provides for the sale of up to the maximum number of shares permitted to be sold pursuant to Rule 144(e)(1) under the Securities Act of 1933, as amended.  Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.  The plan is a part of Mrs. Heil’s long-term strategy to diversify assets.  The plan has been approved pursuant to the terms of Willdan’s insider trading policy.  The plan provides that no sales may be made thereunder prior to January 10, 2008 and expires on December 31, 2008, unless terminated earlier under certain circumstances.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: December 11, 2007	By:	/s/ Kimberly D. Gant
Kimberly D. Gant
Chief Financial Officer

3